EXHIBIT 1

CUSIP No.  H01531104

AGREEMENT CONCERNING JOINT FILING

OF SCHEDULE 13D

The undersigned agree as follows:

(i) each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii) each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

Dated:  July 14, 2017

V. PREM WATSA

/s/ V. Prem Watsa

1109519 ONTARIO LIMITED

By:	/s/ V. Prem Watsa
Name: V. Prem Watsa
Title: President

THE SIXTY TWO INVESTMENT COMPANY LIMITED

By:	/s/ V. Prem Watsa
Name: V. Prem Watsa
Title: President

810679 ONTARIO LIMITED

By:	/s/ V. Prem Watsa
Name: V. Prem Watsa
Title: President

FAIRFAX FINANCIAL HOLDINGS LIMITED

By:	/s/ Paul Rivett
Name: Paul Rivett
Title: President

1102952 B.C. UNLIMITED LIABILITY COMPANY

By:	/s/ John Varnell
Name: John Varnell
Title: Director

FAIRFAX FINANCIAL HOLDINGS (SWITZERLAND) GMBH

By:	/s/ Ronald Schokking
Name: Ronald Schokking
Title: Chairman of the Managing Board

FAIRFAX (SWITZERLAND) GMBH

By:	/s/ Ronald Schokking
Name: Ronald Schokking
Title: Chairman of the Managing Board